Exhibit 10.4

AMENDMENT NUMBER ONE

TO THE

FOUNDATION HEALTH SYSTEMS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Foundation Health Systems, Inc. Supplemental Executive Retirement Plan (the “Plan”) is amended, effective as of August 1, 2004, except as otherwise provided, as follows:

1. Effective as of November 3, 2000, the name of the Plan is changed to the “Health Net, Inc. Supplemental Executive Retirement Plan”.

2. The following new Section 2.16 is inserted immediately after Section 2.15 and the remaining Sections of Article II are appropriately numbered.

2.16 75% Joint and Survivor Annuity. “75% Joint and Survivor Annuity” means an annuity which (a) provides a specified level monthly benefit during the life of the Participant and (b) following the death of the Participant provides a level monthly benefit to, and during the remaining life of, such Participant’s surviving Spouse (if any) equal to 75% of the monthly benefit provided to such Participant.

3. Sections 2.15 and 2.17 (as renumbered) are amended to capitalize the word “spouse” appearing therein.

4. Section 2.23 (as renumbered) is amended to read as follows:

“Normal Benefit Date” means, with respect to any Participant, the date on which the Participant attains (or is expected to attain) age 62.

5. Section 2.27 (as renumbered) is amended to read as follows:

“Payment Commencement Date” means, with respect to any Participant, the first day of the month next following the month in which the Participant’s Normal Benefit Date occurs.

6. Section 2.28 (as renumbered) is amended to read as follows:

“Plan” means this Health Net, Inc. Supplemental Executive Retirement Plan, which was originally adopted as the Health Systems International, Inc. Supplemental Executive Retirement Plan, as of April 1, 1997, as it may be amended from time to time.

7. Section 2.33 (as renumbered) is amended to read as follows:

“Sponsor” means Health Net, Inc., a Delaware corporation.

8. Section 2.34 (as renumbered) is amended to read as follows:

“Spouse” means, with respect to any Participant, the person to whom such Participant is married on the date the Participant elects a joint and survivor annuity pursuant to Section 4.02(b).

9. Section 4.02(b) is amended to read as follows:

A Participant who is entitled to receive a Supplemental Benefit may, with the consent of the Committee, elect in writing, on such form designated by the Committee and received by the Committee at least 30 days before the Payment Commencement Date (or, to the extent permitted by the Committee in its sole discretion, at such later time following any change in the Specified Rate or mortality table pursuant to Section 3.05 or for any other reason), to receive his Supplemental Benefit in the form of a 100% Joint and Survivor Annuity, a 75% Joint and Survivor Annuity or a 50% Joint and Survivor Annuity. The joint and survivor annuity form elected by the Participant shall be the actuarial equivalent of the amount otherwise payable to the Participant in the Normal Benefit Form. If such election is not made or is invalid or void, then the Participant’s Supplemental Benefit shall be paid in the Normal Benefit Form.

10. Section 5.01 is amended to read as follows:

In the event that a Participant incurs a Termination by reason of his death, (a) such Participant (or any representative of the Participant) shall not be entitled to receive a Supplemental Benefit under the Plan and (b) if the Participant’s Spouse is living on the date of the Participant’s death, such Spouse shall be entitled to receive a special benefit (a “Death Benefit”) at the times and in the amounts set forth in this Article V. If the Participant’s Spouse is not alive on the date of the Participant’s death, but the Participant has remarried and the Participant’s subsequent spouse is alive on the date of his death, then such subsequent spouse shall be entitled to receive a Death Benefit. Such Spouse or subsequent spouse shall be referred to herein as the “Surviving Spouse”. No Death Benefit shall be paid in respect of any Participant in any other circumstance.

11. Section 5.02 is amended to substitute the following sentence for the last sentence thereof:

Except as otherwise provided herein below, payment of a Surviving Spouse’s Death Benefit shall commence on the first day of the month next following the month in which the Participant’s death occurs (such day, the “Death Benefit Commencement Date”).

12. The first sentence of Section 6.02 is amended to read as follows:

Except as otherwise expressly provided in Section 6.01 hereof, or except as may be required under ERISA pursuant to a qualified domestic relations order, the rights, interests, and benefits of a Participant under this Plan (a) may not be sold, assigned, transferred, pledged, hypothecated, gifted, bequeathed or otherwise disposed of to any other party by such Participant or any Surviving Spouse, executor, administrator, heir, distributee or other person claiming under such Participant and (b) shall not be subject to execution, attachment, or similar process.

13. Effective November 3, 2000, Section 6.07 is amended to substitute the following as the addressee of any notice, request or other communication to the Sponsor, any Affiliated Company or the Committee.

Health Net, Inc.

Attention: Senior Vice President, General Counsel and Secretary

21650 Oxnard Street

Woodland Hills, California 91367

IN WITNESS WHEREOF, Health Net, Inc. has caused this instrument to be signed all on this 18th day of August, 2004.

Health Net, Inc.

By:	/s/ Karin Mayhew
Name:	Karin Mayhew
Its:	Senior Vice President, Organization Effectiveness

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